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                                                              EXHIBIT (16)


                              MAP-GOVERNMENT FUND, INC.

                     SCHEDULE OF COMPUTATION FOR YIELD QUOTATION


As of December 31, 1996

Share       Share                       Share         Base
Value  -    Value       =  Net    ---   Value     =   Period  X 365/7  =  7-Day
12/31/96    12/24/96       Change       12/25/96      Return              Yield

$1.001      $1.000         .000965054   $1.000        .00097             4.85%


As of March 31, 1997

Share       Share                       Share         Base
Value  -    Value       =  Net    ---   Value     =   Period  X 365/7  =  7-Day
3/31/97     3/24/97        Change       3/24/97       Return              Yield

$1.001      $1.000         .000906081   $1.000        .00091             4.84%




                SCHEDULE OF COMPUTATION FOR EFFECTIVE YIELD QUOTATION


As of December 31, 1996


            Effective Yield       = [(Base Period Return + 1)365/7] - 1

                                  = [(.00097 + 1)365/7] - 1

                                  = 4.97%

As of March 31, 1997

            Effective Yield       = [(Base Period Return + 1)365/7] - 1

                                  = [(.00091 + 1)365/7] - 1

                                  = 4.84%